Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Independence Contract Drilling, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-206715) and Forms S-8 (Nos. 333-198122 and 333-213672) of Independence Contract Drilling, Inc. of our report dated March 28, 2018, relating to the financial statements of Sidewinder Drilling LLC (and Predecessor), which appears in Exhibit 99.3 to this Form 8-K.

/s/ RSM US LLP

Houston, Texas

July 31, 2018